UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 26, 2006

METROLOGIC INSTRUMENTS, INC.

(Exact name of Registrant as specified in its charter)

New Jersey	0-24172	22-1866172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

90 Coles Road, Blackwood, New Jersey	08012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 228-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 14, 2006, an action, titled Marcin v. Metrologic Instruments, Inc., et. al., was filed in the Superior Court of New Jersey Chancery Division: Gloucester County against Metrologic Instruments, Inc. (the “Company”), all of the members of the Company’s Board of Directors, Francisco Partners, the lead investor of the investor group that has agreed to acquire the Company and Elliott Associates, L.P., a shareholder and member of the investor group that has agreed to acquire the Company, as defendants. On September 15, 2006, an action, titled Gerber v. Metrologic Instruments, Inc., et. al., was filed in the Superior Court of New Jersey Law Division: Camden County against the Company, all of the members of the Company’s Board of Directors and Elliott Associates L.P., as defendants. The plaintiffs in these actions purport to represent shareholders of the Company who are similarly situated with the plaintiffs. The allegations of both complaints arise out of the recently announced merger agreement entered into by the Company.

The Marcin complaint alleges, among other things, that the shareholders have been denied a fair process and arm’s length negotiated transaction, that the directors have structured a preferential deal to the detriment of the shareholders, thus denying the shareholders any participation in the future potential of the Company, and have failed to maximize shareholder value. The complaint further alleges that certain defendants have used their positions of power and control to engage in self-dealing and have breached their fiduciary duties of loyalty and good faith owed to the plaintiff. Finally, the complaint alleges that other defendants have knowingly participated in these breaches of fiduciary duties.

The Gerber complaint alleges, among other things, that the share price of the Company’s stock had been artificially depressed since the removal of Mr. Benny Noens, the Company’s former CEO and President, on April 20, 2006 and subsequent appointment of C. Harry Knowles as the interim CEO and President and that the Board has been slow in searching for a replacement. According to the complaint, these actions have created a management vacuum that resulted in a drop in the stock price and enabled certain defendants to engage in self dealing. The complaint further alleges that the merger agreement places an artificial lid on the stock price, allowing certain defendants to capture the benefits of the Company’s future potential without paying fair consideration to the Company’s public shareholders, and that the directors breached their fiduciary duties to the plaintiff.

The complaints seek class certification and certain forms of equitable relief, including enjoining the consummation of the merger, recissionary damages and an accounting by the defendants of all profits and special benefits. The defendants believe that the allegations of the complaints are without merit and intend to vigorously contest the actions. There can be no assurance, however, that the defendants will be successful in the defense of these actions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Metrologic Instruments, Inc.
(Registrant)

September 29, 2006	By:	/s/ Kevin Bratton
	Name:	Kevin Bratton
	Title:	Chief Financial Officer

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